UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial statements combine the separate historical financial information of SiriusPoint Ltd. ("SiriusPoint" or the "Company") and Sirius International Insurance Group, Ltd. ("Sirius") after giving effect to the Merger (as defined herein) and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet as of December 31, 2020 gives pro forma effect to the transaction as if it had been completed on December 31, 2020. The unaudited pro forma condensed combined statement of income (loss) for the year ended December 31, 2020 gives pro forma effect to the transaction as if it had been completed on January 1, 2020.
The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with:
•the accompanying notes to the unaudited pro forma condensed combined financial statements;
•SiriusPoint’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2020, included in SiriusPoint’s Annual Report on Form 10-K for the year ended December 31, 2020; and
•Sirius’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2020 included herein;
In connection with the plan to integrate the operations of SiriusPoint and Sirius following the completion of the Merger, SiriusPoint anticipates that nonrecurring charges will be incurred. SiriusPoint is not able to determine the timing, nature, and amount of these charges as of the date of this Current Report on Form 8-K/A. However, these charges will affect the results of operations of the combined company, in the period in which they are incurred. The unaudited pro forma condensed combined financial statements do not include the effects of costs associated with any restructuring or integration activities resulting from the transaction, as such costs cannot be determined at this time.
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Merger. It has been prepared for informational purposes only and is subject to a number of uncertainties and assumptions. The pro forma financial information has been prepared by SiriusPoint in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the Securities and Exchange Commission on May 20, 2020. Additionally, the unaudited pro forma condensed combined financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The estimates of fair value are dependent upon certain valuations and other studies. Accordingly, actual adjustments to the combined company’s financial statements following the Merger will differ, perhaps materially, from those reflected in the unaudited pro forma condensed combined financial statements. Consequently, amounts preliminarily allocated to the bargain purchase gain could change significantly from those allocations used in the unaudited pro forma condensed combined financial statements presented below. In addition, the unaudited pro forma condensed combined financial statements do not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions that may result from the Merger.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2020
(expressed in millions of U.S. dollars, except per share and share amounts)

	SiriusPoint (1)	Sirius	Transaction Accounting Adjustments		Pro forma Balance Sheet
Assets:
Investments	$1,160.9	$3,740.0	$(476.1)	(1)	$4,424.8
Cash and cash equivalents	526.0	224.4	187.0	(2)	937.4
Restricted cash and cash equivalents	1,187.9	17.7	134.7	(3)	1,340.3
Due from brokers	94.9	18.4	—		113.3
Interest and dividends receivable	0.9	8.5	—		9.4
Reinsurance balances receivable, net	441.9	935.9	—		1,377.8
Deferred acquisition costs, net and value of business acquired	68.6	140.4	(14.1)	(4)	194.9
Unearned premiums ceded	20.5	110.6	—		131.1
Loss and loss adjustment expenses recoverable, net	14.4	456.1	—		470.5
Goodwill and other intangible assets	—	564.8	(389.8)	(5)	175.0
Other assets	19.2	317.0	74.6	(6)	410.8
Total assets	$3,535.2	$6,533.8	$(483.7)		$9,585.3

Liabilities:
Reinsurance balances payable	$78.1	$312.9	$—		$391.0
Loss and loss adjustment expense reserves	1,310.1	2,777.9	151.2	(7)	4,239.2
Deposit liabilities	153.0	—	—		153.0
Unearned premium reserves	284.8	624.0	—		908.8
Debt	114.3	727.5	—		841.8
Other liabilities	29.6	424.3	160.7	(8)	614.6
Total liabilities	1,969.9	4,866.6	311.9		7,148.4

Mezzanine equity	—	198.3	(198.3)	(9)	—

Preference shares	—	—	200.0	(10)	200.0
Common shares	9.6	1.2	5.3	(11)	16.1
Additional paid-in capital	933.9	1,101.7	(425.8)	(12)	1,609.8
Retained earnings	620.4	476.9	(488.1)	(13)	609.2
Accumulated other comprehensive loss	—	(111.2)	111.2	(14)	—
Non-controlling interests	1.4	0.3	—		1.7
Total shareholders' equity	1,565.3	1,468.9	(597.4)		2,436.8
Total liabilities and shareholders' equity	$3,535.2	$6,533.8	$(483.7)		$9,585.3
(1)Historical SiriusPoint after reclassification. Refer to Note 2.

Unaudited Pro Forma Condensed Combined Statement of Income (Loss)
For the year ended December 31, 2020
(expressed in millions of U.S. dollars, except per share and share amounts)

	December 31, 2020
	SiriusPoint	Sirius	Transaction Accounting Adjustments		Pro forma Statement of Income (Loss)
Revenues
Net premiums earned	$610.9	$1,542.5	$—		$2,153.4
Net investment income from investment in related party investment fund	195.0	—	—		195.0
Other net investment income	14.7	35.4	—		50.1
Net realized and unrealized investment gains	69.2	53.8	—		123.0
Net investment income	278.9	89.2	—		368.1
Foreign exchange (losses)	(5.2)	(49.2)	—		(54.4)
Bargain purchase gain on acquisition	—		8.8	(15)	8.8
Other revenue	—	41.8	—		41.8
Total revenues	884.6	1,624.3	8.8		2,517.7
Expenses
Loss and loss adjustment expenses incurred, net	465.3	1,289.7	(18.1)	(16)	1,736.9
Acquisition costs, net	187.1	305.1	(9.3)	(17)	482.9
General and administrative expenses	61.4	119.0	—		180.4
Other expenses	10.6	158.0	20.0	(18)	188.6
Interest expense	8.2	31.8	—		40.0
Intangible asset amortization expenses	—	15.8	(6.8)	(19)	9.0
Total expenses	732.6	1,919.4	(14.2)		2,637.8
Income (loss) before income tax expense	152.0	(295.1)	23.0		(120.1)
Income tax (expense) benefit	(8.1)	(24.3)	3.1	(20)	(29.3)
Net income (loss)	143.9	(319.4)	26.1		(149.4)
Net income attributable to non-controlling interests	(0.3)	(0.1)	—		(0.4)
Accrued dividends on SiriusPoint Series B Preference Shares	—	—	(16.0)	(21)	(16.0)
Change in carrying value of Sirius Series B Preference Shares	—	24.7	(24.7)	(22)	—
Net income (loss) attributable to common shareholders	$143.5	$(294.8)	$(14.6)		$(165.9)

Earnings (loss) per share available to common shareholders
Basic earnings (loss) per share	$1.54	$(2.56)			$(1.06)
Diluted earnings (loss) per share	$1.53	$(2.56)			$(1.06)
Weighted average number of common shares used in the determination of earnings (loss) per share
Basic	92,510,090	115,284,260			156,935,128
Diluted	92,957,799	115,284,260			156,935,128

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1.Pro Forma Basis of Presentation
The preceding unaudited pro forma condensed combined balance sheet as of December 31, 2020 and the unaudited pro forma condensed combined statements of income (loss) for the year ended December 31, 2020 are derived from the historical financial statements of SiriusPoint and Sirius after giving effect to the Merger. The unaudited pro forma condensed combined balance sheet as of December 31, 2020 gives pro forma effect to these transactions as if they had been completed on December 31, 2020. The unaudited pro forma condensed combined statements of (loss) income for the year ended December 31, 2020 give pro forma effect to these transactions as if they had been completed on January 1, 2020. The unaudited pro forma condensed combined financial information does not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions that may result from the Merger. Certain amounts may not foot due to rounding to millions.
The transaction will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with SiriusPoint considered the acquirer for accounting purposes. In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the merger consideration is based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus more reliably measurable.
Under ASC 805, all of the Sirius assets acquired and liabilities assumed in this business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the fair value of assets acquired and liabilities assumed over the merger consideration, is allocated to the bargain purchase gain. Changes in deferred tax asset valuation allowances and income tax uncertainties, if any, after the acquisition date will generally affect income tax expense. Subsequent to the completion of the Merger, SiriusPoint and Sirius will finalize an integration plan, which may affect how the assets acquired, including intangible assets, will be utilized by the combined company.
A final determination of the merger consideration and estimated fair value of Sirius’s assets and liabilities, including the bargain purchase gain, will be based on the actual net tangible and intangible assets of Sirius that existed as of the date of completion of the transaction. Consequently, the estimated fair value adjustments, and amounts preliminarily allocated to bargain purchase gain, could change significantly from those allocations used in the unaudited pro forma condensed combined financial statements presented above. SiriusPoint has not completed a formal valuation study of Sirius’s assets and liabilities, including identifiable intangible assets, at this preliminary stage and as the determination of the fair value of Sirius’s assets and liabilities, including the fair value of identifiable intangible assets, is not available at this time, SiriusPoint does not expect to complete the formal valuation study until the first reporting period subsequent to completion of the Merger. Accordingly, the unaudited pro forma adjustments, including the allocations of the merger consideration, have been made based on estimates solely for the purpose of providing unaudited pro forma condensed combined financial information.
The estimated identifiable finite lived intangible assets include relationships, trade names, and internally developed technology. The weighted average useful life of the estimated identifiable finite lived assets is estimated to be 15.4 years. The estimated indefinite lived identifiable intangible assets represent Lloyd's capacity and insurance licenses which are estimated to have an indefinite life and are therefore not amortized, but will be subject to periodic impairment testing.

Management has recorded reclassifications of Sirius’s information to conform to SiriusPoint’s presentation. Additionally, as of the date of these pro forma financial statements management has identified preliminary adjustments necessary to conform Sirius’s accounting policies to SiriusPoint's accounting policies. SiriusPoint will conduct a final review of Sirius's accounting policies to determine if further differences in accounting policies require adjustment to conform to SiriusPoint’s accounting policies or if further reclassifications are considered necessary.

2.    SiriusPoint Reclassification Adjustments
Financial information of SiriusPoint in the “SiriusPoint” column of the unaudited pro forma condensed combined financial statements represents the historical reported balances of SiriusPoint reclassified to conform to the presentation of the combined entity for these captions, as of December 31, 2020 is as follows:

	Before Reclassification (Audited)	Reclassification Amount (1)	After Reclassification (Unaudited)
Assets
Reinsurance balances receivable, net	$559.4	$(117.5)	$441.9
Deferred acquisition costs, net and value of business acquired	134.3	(65.8)	68.6
Unearned premiums ceded	27.7	(7.2)	20.5
Liabilities
Reinsurance balances payable	80.4	(2.3)	78.1
Unearned premium reserves	472.9	(188.1)	284.8
(1) Effective January 1, 2021, the Company changed its accounting policy for premium revenue recognition. Previously, the Company estimated ultimate premiums for the entire contract period and recorded this estimate at inception of the contract. The Company changed its accounting policy to recognize premiums written ratably over the term of the related policy or reinsurance treaty. There is no income statement impact resulting from this change.
3.    Merger Consideration
On August 6, 2020, Third Point Reinsurance Ltd. ("Third Point Re") entered into the Agreement and Plan of Merger (the "Merger Agreement") by and among Third Point Re, Sirius, and Yoga Merger Sub Limited ("Merger Sub"), a wholly owned subsidiary of Third Point Re. Pursuant to the Merger Agreement, Merger Sub merged with and into Sirius (the "Merger"), with Sirius continuing as the surviving company in the Merger, as a wholly owned subsidiary of Third Point Re. Third Point Re was renamed SiriusPoint Ltd. following the Merger. All references to SiriusPoint throughout these pro forma condensed combined financial statements refer to legacy Third Point Re, unless otherwise indicated. Subject to the terms and conditions set forth in the Merger Agreement, each Sirius share issued and outstanding immediately prior to the effective time of the Merger was canceled and converted into, and thereafter represent the right to receive, the following consideration, in each case, without interest, at the shareholder’s election: (a) $9.50 in cash, (b) a combination of common shares of SiriusPoint ("Common Shares") and contingent value right ("CVR") consideration comprising (1) 0.743 of a Common Share and (2) one contractual CVR, which represents the right to receive a contingent cash payment, which, taken together with the fraction of the Common Share received, guarantee that on the second anniversary of the closing date, the electing shareholder will have received equity and cash valued at least $13.73 per share, or (c) a combination of cash, Common Shares, Series A Preference Shares, Warrants and Upside Rights (a "mixed election") comprising (1) $0.905 in cash, (2) 0.496 Common Shares, (3) 0.106 Series A Preference Shares, (4) 0.190 of a Warrant and (5) $0.905 aggregate principal amount of an Upside Right.
The closing price of SiriusPoint shares on the merger date, February 26, 2021 was $10.21.

CM Bermuda Ltd., which owned Sirius shares representing approximately 87% of the aggregate voting power of Sirius, agreed to make a mixed election in the Merger.
SiriusPoint issued and delivered to the existing Sirius Series B preference shareholders ("Preference Shareholders"), upon consummation of the Merger, new SiriusPoint Series B Preference Shares in exchange for the Preference Shareholders’ Sirius Series B Preference Shares and, paid a cash amount of $60 million, in accordance with the Transaction Agreement dated September 4, 2020, among SiriusPoint and the Preference Shareholders.
An existing SiriusPoint shareholder entered into the Equity Commitment Letter in connection with the merger to purchase up to an additional $53 million of Common Shares. For purposes of these unaudited pro forma condensed combined financial statements, the amount of Common Shares purchased is $48.6 million.

Calculation of Merger Consideration; Funding of Merger Consideration and Estimate of Bargain Purchase Gain
The merger consideration, funding of merger consideration and estimate of bargain purchase gain noted below, have been calculated using unaudited combined financial information of SiriusPoint and Sirius as at December 31, 2020.
Merger Consideration
(in millions, except shares and per share amounts)

Cash consideration
Sirius shares acquired for cash		$100.4
Common Shares
Common Shares issued by SiriusPoint	58,331,196
SiriusPoint share price as of February 26, 2021	$10.21	595.6
Preference Shares
Series A Preference Shares issued, at fair value		40.8
Series B Preference Shares issued, at fair value		200.0
Warrants
Warrants issued, at fair value		53.4
Private warrants issued, at fair value		7.3
Upside Rights
Upside Rights issued, at fair value		6.5
Contingent value rights (CVRs)
CVRs issued, at fair value		27.0
CVR waiver restricted shares		0.7
Other
Fair value of the replaced Sirius equity awards attributable to pre-combination services		37.5
Transaction fee reimbursement		8.0
Total merger consideration		1,077.2
SiriusPoint used approximately $51.8 million of cash on hand and the $48.6 million from the issuance of Common Shares pursuant to the Equity Commitment Letter to fund the cash portion of the purchase price.

Estimate of Bargain Purchase Gain
(in millions)

Common shareholders’ equity of Sirius	$1,468.5
Sirius Series B Preference Shares	198.3
Common and preferred equity of Sirius	1,666.8
Cash and cash equivalents (Series B settlement of litigation)	(62.6)
Other liabilities (estimated severance costs)	(14.0)
Cash and cash equivalents (estimated Sirius transaction costs)	(12.0)
Adjusted common and preferred equity of Sirius	1,578.2
Preliminary adjustments for fair value:
Goodwill and intangibles	(564.8)
Loss and loss adjustment expense reserves - fair value/management adjustment	(151.2)
Deferred acquisition costs	(140.4)
Value of business acquired (VOBA)	126.3
Indefinite-lived insurance intangible assets	45.0
Finite-lived insurance intangible assets	130.0
Deferred tax impact of pro forma adjustments, net	62.9
Estimated shareholders’ equity of Sirius at fair value	1,086.0
Total merger consideration	1,077.2
Fair value of assets acquired over purchase price assigned to bargain purchase	$8.8
Bargain purchase gain represents the excess of the fair value of the underlying net assets acquired and liabilities assumed over the purchase price. The bargain purchase determination is consistent with the fact that Sirius shares traded at a significant discount to book value and the need for Sirius to quickly diversify its ownership base. This determination of bargain purchase gain is preliminary, and is subject to change when the evaluation is complete.
4.    Unaudited Pro Forma Adjustments
The unaudited pro forma condensed combined financial statements are not necessarily indicative of what the financial position and results from operations actually would have been had the Merger been completed at the date indicated and includes adjustments which are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor is it necessarily indicative of the financial position of any post-Merger periods. The $32 million of transaction costs and bargain purchase gain are solely related to the Merger and are not expected to recur. The unaudited pro forma condensed combined financial statements do not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions that may result from the Merger.
The following unaudited pro forma adjustments result from accounting for the Merger, including the determination of fair value of the assets, liabilities and commitments which SiriusPoint, as the acquirer for accounting purposes, acquired from Sirius. The descriptions related to these unaudited pro forma adjustments are as follows:
Adjustments to the Pro Forma Condensed Combined Balance Sheet
(in millions)

		December 31, 2020
Assets
	Adjustment to investments:
(1)	Adjustment to conform balance to SiriusPoint's presentation	$(476.1)
	Adjustments to cash and cash equivalents:
	To reflect the issuance of SiriusPoint common shares to existing shareholder	48.6

	To reflect the cash redemption of Sirius shares	(100.4)
	Adjustment to conform balance to SiriusPoint's presentation	341.4
	To reflect transaction costs to be paid by SiriusPoint	(20.0)
	To reflect transaction costs to be paid by Sirius	(12.0)
	To reflect seller's transaction fee to be paid by SiriusPoint	(8.0)
	To reflect the cash payment on exchange of the Sirius Series B Preference Shares for SiriusPoint Series B Preference Shares	(62.6)
(2)		187.0
	Adjustments to restricted cash and cash equivalents:
(3)	Adjustment to conform balance to SiriusPoint's presentation	134.7
	Adjustments to deferred acquisition costs, net and value of business acquired:
	To record the fair value of Sirius' business acquired (VOBA)	126.3
	To eliminate Sirius' deferred acquisition cost asset	(140.4)
(4)		(14.1)
	Adjustments to goodwill and other intangible assets:
	To eliminate the Goodwill and intangible assets in Sirius net assets acquired as part of the purchase accounting	(564.8)
	To record indefinite-lived insurance intangible assets acquired	45.0
	To record finite-lived insurance intangible assets acquired	130.0
(5)		(389.8)
	Adjustment to other assets:
(6)	To reflect deferred tax assets related to unaudited pro forma adjustments	74.6
	Total adjustments to assets	$(483.7)

Liabilities
	Adjustments to loss and loss adjustment expense reserves:
(7)	To record loss and loss adjustment expense reserves at fair value, reflecting an increase for a market based risk margin partially offset by a discount used to present value the loss and loss adjustment expense reserves, including the management adjustment to reflect a consistent reserving approach	$151.2
	Adjustment to other liabilities:
	To reflect severance costs incurred by Sirius upon consummation of the Merger	14.0
	To reflect the issuance of Series A Preference Shares to Sirius shareholders	40.8
	To reflect the issuance of Upside Rights to Sirius shareholders	6.5
	To reflect issuance of SiriusPoint warrants	53.4
	To reflect issuance of SiriusPoint private warrants.	7.3
	To reflect the issuance of CVRs to Sirius shareholders	27.0
	To reflect deferred tax liabilities related to the unaudited pro forma adjustments	11.7
(8)		160.7
	Total adjustments to liabilities	311.9

Shareholders' Equity
	Adjustment to mezzanine equity:
(9)	To reflect the exchange of the Sirius Series B Preference Shares for SiriusPoint Series B Preference Shares	(198.3)

	Adjustment to preference shares:
	To reflect the issuance of SiriusPoint Series B Preference Shares	200.0
(10)		200.0
	Adjustments to common shares:
	To reflect the par value of the SiriusPoint common shares issued	6.4

	To reflect the elimination of the par value of Sirius common shares	(1.2)
(11)		5.3
	Adjustments to additional paid-in capital:
	To reflect issuance of SiriusPoint common shares	638.4
	To reflect earned portion of share based compensation	37.5
	To reflect the elimination of Sirius's additional paid-in capital	(1,101.7)
(12)		(425.8)
	Adjustments to retained earnings:
	To reflect transaction costs to be paid by SiriusPoint	(20.0)
	To reflect the elimination of Sirius's retained earnings	(476.9)
	To reflect the bargain purchase gain on transaction	8.8
(13)		(488.1)

(14)	To reflect the elimination of Sirius's accumulated other comprehensive loss	111.2

	Total adjustments to shareholders' equity	(597.4)
	Total adjustments to liabilities and shareholders' equity	$(483.7)

Adjustments to the Pro Forma Condensed Combined Statement of Income (Loss)
(in millions)

		Year ended December 31, 2020
Revenue
(15)	To reflect the bargain purchase gain on acquisition	$8.8
	Total adjustments to revenues	8.8
Expenses
(16)	To amortize the adjustment resulting from the difference between the estimated fair value and the historical carrying value of Sirius's loss and loss adjustment expense reserves	(18.1)
(17)	To amortize the adjustment resulting from the difference between the value of business acquired and Sirius's recorded deferred acquisition costs, net	(9.3)
		(27.4)
	Adjustment to other expenses:
(18)	To reflect transaction costs to be paid by SiriusPoint	20.0
	Adjustments to intangible asset amortization expenses:
	To remove the amortization of Sirius' existing intangible assets	(15.8)
	To amortize newly established intangible assets	9.0
(19)		(6.8)
	Total adjustments to expenses	(14.2)
		23.0
(20)	Income tax (expense) benefit	3.1
	Total adjustments to net income	26.1

(21)	Accrued dividends on SiriusPoint Series B preference shares	(16.0)
(22)	Change in carrying value of Sirius Series B preference shares	(24.7)

	Total adjustments to net income (loss) attributable to common shareholders	$(14.6)
Note 5. Earnings per Share
Pro forma earnings per common share for the year ended December 31, 2020 have been calculated using SiriusPoint’s historical weighted average common shares outstanding, plus Common Shares assumed to be issued in the Merger per the Merger Agreement. Pro forma book value per share as of December 31, 2020 has been calculated using SiriusPoint’s historical common shares outstanding, plus Common Shares assumed to be issued in the Merger per the Merger Agreement.

The following table sets forth the calculation of basic and diluted earnings (loss) per common share and the calculation of the basic and diluted weighted average common shares outstanding for the year ended December 31, 2020, basic and diluted book value per common share and basic and diluted common shares outstanding at December 31, 2020:

Earnings Per Share
Numerator:
Net income attributable to common - SiriusPoint	$143.5
Net income attributable to common - Sirius	(294.8)
Pro forma Merger adjustments	(14.6)
Net (loss) income - SiriusPoint	(165.9)
Net income allocated to SiriusPoint participating common shareholders	—
Less: Earnings attributable to Series A Preference Shares	—
Net (loss) income available to common shareholders - SiriusPoint	(165.9)
Plus: Earnings attributable to Series A Preference Shares	—
Net (loss) income available to common shareholders on a diluted basis	(165.9)
Denominator:
SiriusPoint weighted average common shares - basic	92,510,090
SiriusPoint common shares to be issued for cash	6,093,842
SiriusPoint common shares to be issued to Sirius shareholders	58,331,196
Pro forma weighted average common shares - basic	156,935,128
Pro forma weighted average common shares - diluted	156,935,128

Basic (loss) earnings per share	$(1.06)
Diluted (loss) earnings per share	$(1.06)

Book Value Per Share
Basic and diluted common book value per share numerator:
Shareholders' equity attributable to SiriusPoint common shareholders	$1,563.9
Shareholders' equity attributable to Sirius common shareholders	1,468.6
Pro forma Merger adjustments	(797.4)
Basic common book value per share numerator:	2,235.1
add: Upside Rights issued in Merger	—
add: Series A Preference Shares issued in Merger	40.8
Diluted common book value per share numerator	$2,275.9

Denominator:
SiriusPoint common shares issued and outstanding- basic	95,582,733
SiriusPoint common shares issued and outstanding- unvested restricted	(2,933,993)
SiriusPoint common shares to be issued for cash	6,093,842
SiriusPoint common shares to be issued to Sirius shareholders	58,331,196
Pro forma basic book value per share denominator	157,073,778
Effect of dilutive warrants	—
Effect of dilutive stock options	—
Effect of dilutive restricted shares	1,399,828
Effect of dilutive restricted shares to be issued to Sirius shareholders	65,242
Effect of dilutive restricted share units converted in Merger	3,745,442
Effect of dilutive upside rights issued in Merger	—
Series A Preference Shares	1,660,625
Pro forma diluted book value per share denominator	163,944,915

Basic common book value per share	$14.23
Diluted common book value per share	$13.88